SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 18, 2006

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced first quarter  results as of March 31, 2006.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated April 18, 2006, announcing the first quarter results as of March 31, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: April 18, 2006

Exhibit 99.1

 AMERISERV FINANCIAL REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2006

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported net income of $540,000 or $0.02 per diluted share for the first quarter of 2006.  This compares to net income of $833,000 or $0.04 per diluted share for the first quarter of 2005.  Note that for comparative purposes the first quarter 2005 results included a one-time income tax benefit of $475,000.  There was no such tax benefit in the first quarter of 2006.  The following table highlights the Company’s financial performance for the quarters ended March 31, 2006 and 2005:

	First Quarter 2006	First Quarter 2005
Income before taxes	$676,000	$401,000
Net income	$540,000	$833,000
Diluted earnings per share	0.02	0.04

Allan R. Dennison, President and Chief Executive Officer, commented on the first quarter 2006 results, “AmeriServ’s first quarter 2006 financial performance is beginning to show the benefits of our focus on traditional community banking and the balance sheet restructuring completed in 2005.  Average loans and deposits in the first quarter of 2006 both grew approximately 5.7% when compared to the first quarter of 2005.  This growth combined with significant reductions in both investment securities and borrowings caused our net interest margin to increase by 45 basis points to 3.20% in the first quarter of 2006.  Other first quarter 2006 performance highlights include stable asset quality, reduced non-interest expenses, and strong growth in trust revenues.”

Overall, the Company generated a comparable level of net interest income from a smaller, but stronger balance sheet in the first quarter of 2006.  The Company’s net interest income in the first quarter of 2006 was essentially flat with the prior year first quarter as the benefits from an increased net interest margin offset a reduced level of earning assets.  Specifically, the net interest margin increased by 45 basis points to 3.20% while the level of average earning assets declined by $132 million or 14.4%.  Both of these items reflect the deleverage of high cost debt from the Company’s balance sheet which has resulted in lower levels of both borrowed funds and investment securities.  The Company’s net interest margin also benefited from increased loans in the earning asset mix as total loans outstanding averaged $549 million in the first quarter of 2006, a $30 million or 5.7% increase from the prior year first quarter. This loan growth occurred in the commercial loan portfolio as a result of successful new business development efforts.    Total deposits averaged $719 million in the first quarter of 2006, a $39 million or 5.7% increase from 2005 due largely to increased deposits from the trust company’s operations.  This deposit growth also allowed the Company to further reduce FHLB borrowings as these wholesale borrowings averaged only 5.7% of total assets in the first quarter of 2006 compared to 20.9% of total assets in the first quarter of 2005.

The Company did not record a provision for loan losses in either the first quarter of 2006 or the first quarter of 2005 due to the Company’s continuing sound asset quality.  Non-performing assets have remained relatively stable in a range of $3.3 to $4.3 million for the past five quarters and ended the first quarter of 2006 at $4.2 million or 0.76% of total loans.  Net charge-offs in the first quarter of 2006 amounted to $117,000 or 0.09% of total loans which was up from the net charge-offs of $60,000 or 0.05% of total loans in the prior year first quarter.  The allowance for loan losses provided 215% coverage of non-performing assets at March 31, 2006 compared to 212% coverage at December 31, 2005, and 258% coverage at March 31, 2005.  The allowance for loan losses as a percentage of total loans amounted to 1.65% at March 31, 2006.

The Company’s non-interest income in the first quarter of 2006 increased by $94,000 or 3.0% from the prior year first quarter due to strong growth in trust revenue and increased deposit service charges.  Trust fees increased by $169,000 or 11.5% due to continued successful new business development efforts in both the union and traditional trust product lines.  Trust assets under management totaled $1.67 billion at March 31, 2006.  Deposit service charges grew by $43,000 or 7.4% due to increased checking service charges and overdraft penalty fees.  These positive items were partially offset by fewer gains on asset sales in the first quarter of 2006.  Specifically, the Company realized no gains on investment security sales in the first quarter of 2006 compared to $78,000 of investment security gains realized in the first quarter of 2005.  There was also a $49,000 decrease in gains realized on loan sales into the secondary market due to weaker residential mortgage loan production in the first quarter of 2006.

The Company’s total non-interest expense in the first quarter of 2006 decreased by $85,000 when compared to the first quarter of 2005 reflecting the Company’s continued focus on reducing and containing non-interest expenses.  Expense reductions were experienced in numerous categories including occupancy expense, professional fees, and other expenses.  Also, the loss from discontinued operations declined from $65,000 in the first quarter of 2005 to $0 in the first quarter of 2006 as the Company completed the exit from its mortgage servicing operation in 2005.

The Company recorded a more typical income tax expense of $136,000 in the first quarter of 2006.   The Company’s first quarter 2005 net income performance was favorably impacted by an income tax benefit.  Specifically in the first quarter of 2005, the Company lowered its income tax expense by $475,000 due to a reduction in reserves for prior year tax contingencies as a result of the successful conclusion of an IRS examination on several open tax years.

At March 31, 2006, ASRV had total assets of $876 million and shareholders’ equity of $84 million or $3.81 per share.  The Company’s asset leverage ratio improved to 10.36% at March 31, 2006 compared to 9.77% at March 31, 2005.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq NMS: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

April 18, 2006

(In thousands, except per share and ratio data)

(All quarterly and 2006 data unaudited)

2006

1QTR

PERFORMANCE DATA FOR THE PERIOD:
Net income	$540

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	2.59%
Net interest margin	3.20
Net charge-offs as a percentage of average loans	0.09
Loan loss provision as a percentage of average loans	-
Efficiency ratio	92.68

PER COMMON SHARE:
Net income:
Basic	$0.02
Average number of common shares outstanding	22,119,344
Diluted	0.02
Average number of common shares outstanding	22,127,090

2005

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$833	$370	($10,564)	$220	($9,141)

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	3.95%	1.75%	(49.42)%	1.03%	(10.77)%
Net interest margin	2.75	2.63	2.43	3.21	2.76
Net charge-offs as a percentage of average loans	0.05	0.06	0.11	0.21	0.11
Loan loss provision as a percentage of average loans	-	(0.21)	0.08	-	(0.03)
Efficiency ratio	94.42	96.81	362.60	96.65	143.54

PER COMMON SHARE:
Net income (loss):
Basic	$0.04	$0.02	($0.53)	$0.01	($0.45)
Average number of common shares outstanding	19,721	19,726	19,785	22,109	20,340
Diluted	0.04	0.02	(0.53)	0.01	(0.45)
Average number of common shares outstanding	19,760	19,765	19,785	22,123	20,340

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2006 data unaudited)

2006

1QTR
PERFORMANCE DATA AT PERIOD END
Assets	$876,393
Investment securities	223,658
Loans	548,466
Allowance for loan losses	9,026
Goodwill and core deposit intangibles	12,031
Deposits	727,987
Stockholders’ equity	84,336
Trust assets – fair market value (B)	1,669,525
Non-performing assets	4,193
Asset leverage ratio	10.36%
PER COMMON SHARE:
Book value (A)	$3.81
Market value	5.00
Market price to book value	131.26%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	375
Branch locations	22
Common shares outstanding	22,140,172

2005

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$996,450	$996,786	$901,194	$880,176
Investment securities	381,124	385,398	253,082	231,924
Loans	527,344	522,437	544,900	550,602
Allowance for loan losses	9,856	9,480	9,435	9,143
Goodwill and core deposit intangibles	12,896	12,680	12,464	12,247
Deposits	725,369	691,740	698,297	712,655
Stockholders’ equity	83,720	86,267	85,022	84,474
Trust assets – fair market value (B)	1,465,028	1,487,496	1,600,968	1,606,978
Non-performing assets	3,819	3,334	3,323	4,316
Asset leverage ratio	9.77%	9.92%	9.90%	10.24%
PER COMMON SHARE:
Book value	$4.24	$4.37	$3.85	$3.82
Market value	5.61	5.35	4.35	4.38
Market price to book value	132.35%	122.36%	113.07%	114.65%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	394	383	384	378
Branch locations	22	22	22	22
Common shares outstanding	19,722,884	19,729,678	22,105,786	22,112,273

    NOTES:

        (A) Other comprehensive income had a negative impact of $0.22 on book value per share at March 31, 2006.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2006 data unaudited)

2006

INTEREST INCOME	1QTR
Interest and fees on loans	$8,900
Total investment portfolio	2,279
Total Interest Income	11,179

INTEREST EXPENSE
Deposits	4,026
All other funding sources	861
Total Interest Expense	4,887

NET INTEREST INCOME	6,292
Provision for loan losses	-
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,292

NON-INTEREST INCOME
Trust fees	1,641
Net realized gains on investment securities available for sale	-
Net realized gains on loans held for sale	23
Service charges on deposit accounts	627
Bank owned life insurance	256
Other income	695
Total Non-interest Income	3,242

NON-INTEREST EXPENSE
Salaries and employee benefits	4,815
Net occupancy expense	655
Equipment expense	639
Professional fees	795
FDIC deposit insurance expense	73
Amortization of core deposit intangibles	216
Other expenses	1,665
Total Non-interest Expense	8,858

INCOME BEFORE INCOME TAXES	676
Provision for income taxes	136
NET INCOME	$540

2005

					YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	4QTR	TO DATE
Interest and fees on loans	$7,954	$8,105	$8,200	$8,688	$32,947
Total investment portfolio	3,737	3,607	3,273	2,301	12,918
Total Interest Income	11,691	11,712	11,473	10,989	45,865

INTEREST EXPENSE
Deposits	2,845	3,188	3,290	3,662	12,985
All other funding sources	2,551	2,533	2,725	959	8,768
Total Interest Expense	5,396	5,721	6,015	4,621	21,753

NET INTEREST INCOME	6,295	5,991	5,458	6,368	24,112
Provision for loan losses	-	(275)	100	-	(175)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,295	6,266	5,358	6,368	24,287

NON-INTEREST INCOME
Trust fees	1,472	1,506	1,586	1,565	6,129
Net realized gains (losses) on investment securities available for sale	78	-	(2,577)	-	(2,499)
Net realized gains on loans held for sale	72	83	27	27	209
Service charges on deposit accounts	584	704	723	689	2,700
Bank owned life insurance	250	254	256	257	1,017
Other income	692	633	643	685	2,653
Total Non-interest Income	3,148	3,180	658	3,223	10,209

NON-INTEREST EXPENSE
Salaries and employee benefits	4,751	4,680	4,804	4,827	19,062
Net occupancy expense	668	592	649	683	2,552
Equipment expense	639	622	620	628	2,509
Professional fees	823	938	1,483	998	4,242
FDIC deposit insurance expense	71	69	76	73	289
Amortization of core deposit intangibles	216	216	216	217	865
Prepayment penalties	-	-	12,287	-	12,287
Other expenses	1,775	1,789	2,143	1,867	7,614
Total Non-interest Expense	8,943	8,906	22,278	9,293	49,420

INCOME (LOSS) BEFORE INCOME TAXES	500	540	(16,262)	298	(14,924)
Provision (benefit) for income taxes	(398)	96	(5,689)	89	(5,902)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$898	$444	($10,573)	$209	($9,022)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(65)	(74)	9	11	(119)
NET INCOME (LOSS)	$833	$370	($10,564)	$220	($9,141)

AMERISERV FINANCIAL, INC.

Nasdaq NMS: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2006 data unaudited)

    Note:  2005 data appears before 2006.

2005

2006

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$519,386	$548,975
Deposits with banks	1,320	564
Total investment securities	395,894	234,729

Total interest earning assets	916,600	784,268

Non-interest earning assets:
Cash and due from banks	22,142	19,230
Premises and equipment	9,682	8,617
Assets of discontinued operations	1,832	-
Other assets	63,173	69,831
Allowance for loan losses	(9,867)	(9,069)

Total assets	$1,003,562	$872,877

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$53,757	$55,804
Savings	99,608	86,721
Money market	144,895	175,733
Other time	277,080	295,951
Total interest bearing deposits	575,340	614,209
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	109,121	48,677
Advanced from Federal Home Loan Bank	101,022	983
Guaranteed junior subordinated deferrable interest debentures	20,285	13,085
Total interest bearing liabilities	805,768	676,954

Non-interest bearing liabilities:
Demand deposits	104,842	105,004
Liabilities of discontinued operations	636	-
Other liabilities	6,700	6,537
Stockholders’ equity	85,616	84,382
Total liabilities and stockholders’ equity	$1,003,562	$872,877